UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  November 7, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2023 (the “Execution Date”), Ault Alliance, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Ault & Company, Inc., a Delaware corporation (the “Purchaser”), pursuant to which the Company agreed to sell to the Purchaser up to 50,000 shares of Series C convertible preferred stock (the “Series C Convertible Preferred Stock”), and warrants (the “Series C Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for a total purchase price of up to $50,000,000.00 (the “Financing”).

The Purchaser is an affiliate of the Company.

The consummation of the transactions contemplated by the Agreement, specifically the conversion of the Series C Convertible Preferred Stock and the exercise of the Series C Warrants in an aggregate number in excess of 19.99% on the execution date of the Agreement, are subject to various customary closing conditions as well as regulatory and Stockholder Approval (as hereinafter defined). In addition to customary closing conditions, the closing of the Financing is also conditioned upon the receipt by the Purchaser of financing to consummate the transaction.

The Agreement contains customary termination provisions for the Purchaser under certain circumstances, and the Agreement shall automatically terminate if the closing has not occurred prior to December 29, 2023, though such date may be extended by the Purchaser as set forth in the Agreement. The Agreement provides that the Financing may be conducted through one or more closings.

The material terms of the Agreement, Series C Convertible Preferred Stock and the Series C Warrants are summarized below.

Description of the Series C Convertible Preferred Stock

Conversion Rights

Each share of Series C Convertible Preferred Stock has a stated value of $1,000.00 and is convertible into shares of Common Stock at a conversion price equal to the greater of (i) $0.10 per share (the “Floor Price”), and (ii) the lesser of (A) $0.2098, which represents 105% of the volume weighted average price of the Common Stock during the ten trading days immediately prior to the Execution Date, or (B) 105% of the volume weighted average price of the Common Stock during the ten trading days immediately prior to the date of conversion (the “Conversion Price”). The Conversion Price is subject to adjustment in the event of an issuance of Common Stock at a price per share lower than the Conversion Price then in effect, as well as upon customary stock splits, stock dividends, combinations or similar events. The Floor Price, however, shall not be adjusted for stock dividends, stock splits, stock combinations or other similar transactions.

Voting Rights

The holders of the Series C Convertible Preferred Stock are entitled to vote with the Common Stock as a single class on an as-converted basis, subject to applicable law provisions of the Delaware General Company Law (the “DGCL”) and the NYSE American (the “Exchange”), provided however, that for purposes of complying with Exchange regulations, the conversion price, for purposes of determining the number of votes the holder of Series C Convertible Preferred Stock is entitled to cast, shall not be lower than $0.123 (the “Voting Floor Price”), which represents the closing sale price of the Common Stock on the trading day immediately prior to the Execution Date. The Voting Floor Price shall be adjusted for stock dividends, stock splits, stock combinations and other similar transactions.

In addition, after Stockholder Approval (as hereinafter defined) has been obtained, the Purchaser will be entitled to elect such number of directors to the Company’s Board of Directors as shall be equal to a percentage determined by dividing (i) the number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock then owned by the Purchaser (the “Conversion Shares”), by (ii) the sum of the number of shares of Common Stock then outstanding plus the number of Conversion Shares.

Dividend Rights

The holders of Series C Convertible Preferred Stock are entitled to cumulative cash dividends at an annual rate of 9.5%, or $95.00 per share, based on the stated value per share. Dividends shall accrue from the date of closing of the Agreement (the “Closing Date”), until the 10-year anniversary of the Closing Date and are payable quarterly in arrears. For the first two years, the Company may elect to pay the dividend amount in Common Stock rather than cash, with the number of shares of Common Stock issued at the Conversion Price at the date that the dividend payment is due. Dividends will accrue regardless of the Company’s earnings or funds availability and will not exceed the full cumulative dividends. If dividends are in arrears for one or more periods where dividends are to be paid and the Purchaser is contractually required to pay any penalties or damages as a result of the failure of the Company to pay such dividend, the dividend rate will increase to 12% per annum (equivalent to $120.00 per annum per share) and will be paid either in cash or additional shares of Series C Convertible Preferred Stock (if the Common Stock is then listed on a national securities exchange) or if not, freely tradeable Common Stock.

Liquidation Rights

In the event of liquidation, dissolution, or winding up of the Company, the holders of Series C Convertible Preferred Stock have a preferential right to receive an amount equal to the stated value per share of Series C Convertible Preferred Stock before any distribution to other classes of capital stock. If the assets are insufficient, the distribution will be prorated among the holders of Series C Convertible Preferred Stock. The remaining assets will be distributed pro rata to the holders of outstanding Common Stock and all holders of Series C Convertible Preferred Stock as if they had converted their Series C Convertible Preferred Stock into Common Stock. The Series C Convertible Preferred Stock rank senior over other classes of preferred stock, including the Series A, B and D Preferred Stock. Additionally, any transaction that constitutes a change of control transaction shall be deemed to be a liquidation under the Certificate of Designation of the Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Series C Certificate of Designation”).

Description of the Series C Warrants

At closing, the Company will issue the Purchaser the Series C Warrants, which grant the Purchaser the right to purchase a specified number of Common Stock (the “Warrant Shares”). The exercise price of the Warrants is $0.1353 (the “Exercise Price”) and the number of Warrant Shares is determined by dividing the actual investment amount by the Exercise Price. The Exercise Price is subject to adjustment in the event of customary stock splits, stock dividends, combinations or similar events.

The Series C Warrants have a five-year term, expiring on the fifth anniversary of the Closing Date, and become exercisable on the first business day after the six-month anniversary of the Closing Date.

Description of the Agreement

Protective Provisions and Restrictive Covenants

Holders of Series C Convertible Preferred Stock are entitled to written notice of stockholder meetings or written consents, along with related materials and information, in accordance with the Company's Bylaws and the DGCL.

Additionally, until the earlier of (i) four years from the Closing Date, or (ii) the date when Purchaser holds fewer than 10,000 shares of Series C Convertible Preferred Stock, the Company is prohibited from (A) entering into any financing, whether debt or equity, other than conventional loans from a commercial bank, at a price per share less than the Conversion Price or (B) entering into a variable rate financing transaction.

Further, so long as the Purchaser holds at least 10,000 shares of Series C Convertible Preferred Stock, the Purchaser shall have a right to participate in any subsequent financing (a “Subsequent Financing”) allowing the Purchaser to purchase such number of securities in the Subsequent Financing to allow the Purchaser to maintain its percentage beneficial ownership of the Company the Purchaser held immediately prior to the Subsequent Financing.

In addition, the Company must establish a reserve account to be funded with no less than 12.5% of the gross proceeds received from the sale of the Series C Convertible Preferred Stock, which shall be maintained for a period of at least nine months from the Closing Date.

Exchange Cap Limitation and Stockholder Approval

The Company may not issue Conversion Shares and/or Warrant Shares to the extent such issuances would result in an aggregate number of shares of Common Stock exceeding 19.99% of the total shares of Common Stock issued and outstanding as of the Execution Date, in accordance with the rules and regulations of the Exchange unless the Company first obtains stockholder approval (the “Stockholder Approval”). Pursuant to the Agreement and as required by the Exchange, the Company agreed to file a proxy statement to obtain the Stockholder Approval.

The foregoing descriptions of the Series C Certificate of Designation, the Agreement and the Series C Warrants and the transaction contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement filed as Exhibit 10.1 hereto and the forms of the Series C Certificate of Designation and the Series C Warrants, copies which are filed as Exhibits 4.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 7, 2023, the Company issued a press release announcing the execution of the Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
4.1	Form of Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock.

10.1	Securities Purchase Agreement, dated November 6, 2023.

10.2	Form of Warrant.

99.1	Press Release issued on November 7, 2023.

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: November 7, 2023	/s/ Henry Nisser
Henry Nisser President and General Counsel